UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

(Commission File Number)	(Exact Name of Registrant as Specified in its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 20, 2026, Icahn Enterprises L.P. (the “Company”) and Mavis Tire Express Services Corp. (“Mavis”) issued a joint press release announcing the completion of the previously announced sale of The Pep Boys-Manny, Moe & Jack Holding Corp. (“Pep Boys”) to Mavis Tire Supply, LLC. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On August 20, 2026, Icahn Automotive Group LLC, a wholly-owned subsidiary of the Company, completed the previously announced sale of Pep Boys to Mavis Tire Supply, LLC, a subsidiary of Mavis, for approximately $700 million in cash. As previously disclosed, the Company will retain the owned real estate previously transferred to the Company from Pep Boys, as well as the AAMCO Transmissions and Precision Tune Auto Care businesses in the Company’s Automotive segment.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 - Press Release dated August 20, 2026.

104 - Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

By:	Icahn Enterprises G.P. Inc.
its general partner

Date: August 20, 2026	By:	/s/ Robert Flint
Robert Flint
Chief Financial Officer